UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
March 15, 2021 (March 15, 2021)

MAIDEN HOLDINGS, LTD.
 (Exact name of registrant as specified in its charter)

Bermuda	001-34042	98-0570192
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

94 Pitts Bay Road, Pembroke HM08, Bermuda

(Address of principal executive offices and zip code)

(441) 298-4900
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading symbol(s)	Name of Each Exchange on Which Registered
Common Shares, par value $0.01 per share	MHLD	NASDAQ Capital Market
Series A Preference Shares, par value $0.01 per share	MH.PA	New York Stock Exchange
Series C Preference Shares, par value $0.01 per share	MH.PC	New York Stock Exchange
Series D Preference Shares, par value $0.01 per share	MH.PD	New York Stock Exchange

Item 2.02	Results of Operations and Financial Condition.

On March 15, 2021, the Company issued a press release announcing its results of operations for the three and twelve months ended December 31, 2020. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.
 The information contained in this Item 2.02 and in the accompanying exhibit shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or otherwise subject to the liabilities of that section, or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

On March 15, 2021, the Company issued a press release announcing the release of its fourth quarter 2020 financial results via its investor relations website at https://www.maiden.bm/investor_relations, which press release is included as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibit

Exhibit
No.	Description

99.1	Press Release of Maiden Holdings, Ltd., dated March 15, 2021
99.2	Press Release of Maiden Holdings, Ltd., dated March 15, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	March 15, 2021	MAIDEN HOLDINGS, LTD.

		By:	/s/ Denis M. Butkovic
Denis M. Butkovic
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit
No.	Description

99.1	Press Release of Maiden Holdings, Ltd., dated March 15, 2021
99.2	Press Release of Maiden Holdings, Ltd., dated March 15, 2021

Exhibit 99.1

PRESS RELEASE

Maiden Holdings, Ltd. Announces
Fourth Quarter 2020 Financial Results

PEMBROKE, Bermuda, March 15, 2021 - Maiden Holdings, Ltd. (NASDAQ:  MHLD) ("Maiden" or the "Company") today reported fourth quarter of 2020 net income available to Maiden common shareholders of $47.7 million or $0.56 per diluted common share, compared to a net loss of $21.5 million or $0.26 per diluted common share in the fourth quarter of 2019.

Non-GAAP operating earnings(5) were $45.0 million or $0.53 per diluted common share for the fourth quarter of 2020, compared to non-GAAP operating loss of $3.5 million or $0.04 per diluted common share for the same period in 2019.
Maiden's book value per common share(1) was $1.57 at December 31, 2020 compared to $0.51 at December 31, 2019. On a non-GAAP basis, adjusted for the unamortized deferred gain on retroactive reinsurance recognized as of December 31, 2020 of $74.9 million, the Company's adjusted book value per common share(2) was $2.46 at December 31, 2020.
Commenting on the fourth quarter of 2020 financial results, Lawrence F. Metz, Maiden’s President and Co-Chief Executive Officer said, "We are pleased to report the completion of a full year of profitability in 2020 with our fourth quarter results, with continued modestly favorable loss development during the quarter and positive investment results from our evolving alternative investment portfolio. We are grateful for our dedicated team's contributions to our 2020 results. We also continue to experience immaterial effects from the COVID-19 pandemic. The results of the partial tender of our preference shares during the fourth quarter contributed to the increase in book value at December 31, 2020, which has more than tripled in the last year. Our newly formed Genesis Legacy Solutions platform is beginning to build its pipeline and we look forward to seeing its contributions to Maiden’s results in 2021 and beyond."
Patrick J. Haveron, Maiden’s Co-Chief Executive Officer and Chief Financial Officer added, "Maiden finished 2020 fully utilizing both pillars of our asset and capital management strategy. The fourth quarter tender for our preference shares achieved its goals by creating value for both common and preference shareholders. We also continued to find productive opportunities in our asset management pillar across private equity and other investments that we believe will produce both current income and gains in future periods, and we continue to see additional opportunities in the early part of 2021. The run-off of our insurance liabilities continues in line with our expectations and 2020 produced overall favorable development. These positive indicators are tempered by the knowledge that certain longer-tail segments still require further seasoning. As our run-off continues, it is critical to continue to build risk-adjusted investment income and gains to enable Maiden to utilize the potentially significant tax assets it has available. While we enter 2021 focused on both pillars, we remain careful to approach these strategies in a deliberate fashion, as we build Maiden's value for the future. During the first quarter of 2021 we opportunistically advanced our capital management pillar in a meaningful way as these strategies are delivering increasing value to Maiden’s shareholders, and we believe they will continue to do so over the longer-term."
Consolidated Results for the Quarter Ended December 31, 2020
Net income available to Maiden common shareholders for the three months ended December 31, 2020 was $47.7 million compared to a net loss of $21.5 million for the same period in 2019. The net improvement in our results for the three months ended December 31, 2020 compared to the same period in 2019 was primarily due to:
•net income from continuing operations of $9.5 million compared to a net loss from continuing operations of $21.0 million for the same period in 2019 largely due to the following factors:
◦underwriting income(4) of $17.6 million in fourth quarter of 2020 compared to an underwriting loss of $21.7 million in the same period in 2019. The improvement in the underwriting income was due to:
▪the impact of lower loss ratios combined with lower current year premiums earned during the three months ended December 31, 2020 compared to the same period in 2019; and
▪favorable prior year loss development of $8.7 million in the fourth quarter of 2020 compared to adverse loss development of $16.1 million during the same period in 2019 incurred primarily within the segment related to

AmTrust Financial Services, Inc. (“AmTrust”), or the AmTrust Reinsurance segment;
◦interest in income of equity method investments of $5.3 million for the three months ended December 31, 2020 which were newly acquired in the third quarter of 2020; and
◦lower foreign exchange and other losses which were $7.9 million for the three months ended December 31, 2020 compared to foreign exchange and other losses of $11.3 million for the same period in 2019.
These improvements were partially offset by:
•lower investment income which was $9.8 million for the three months ended December 31, 2020 compared to $21.5 million for the same period in 2019; and
•realized losses on investment which were $0.3 million for the three months ended December 31, 2020 compared to realized gains of $2.2 million for the same period in 2019;
•gain from repurchase of preference shares of $38.2 million for the three months ended December 31, 2020 due to the cash tender offer for a portion of preference shares that was settled by the Company on December 24, 2020.
Net premiums written for the three months ended December 31, 2020 were $10.9 million compared to negative premiums written of $(5.9) million for the same period in 2019. Premiums written in the Diversified Reinsurance segment decreased by $1.3 million or 11.7% for the three months ended December 31, 2020 compared to the same period in 2019 due to lower premiums written in German Auto programs in our IIS business. There was a $1.3 million premium adjustment in the AmTrust Reinsurance segment during the three months ended December 31, 2020. For the three months ended December 31, 2019, negative premiums written of $16.8 million were due to the return of unearned premiums on certain lines covered by the Partial Termination Amendment with AmTrust International Insurance, Ltd. ("AII") that had been effective January 1, 2019.
Net premiums earned decreased by $6.5 million or 18.2% for the three months ended December 31, 2020 compared to the same period in 2019 due to the combined impact of the terminated quota share contracts within the AmTrust Reinsurance segment and the Diversified Reinsurance segment, non-renewals in Maiden Reinsurance's former European Capital Solutions business and a reduction in the German Auto programs produced by our IIS unit.
Net investment income decreased by $11.7 million or 54.3% for the three months ended December 31, 2020 compared to the same respective period in 2019, primarily due to the decline in average investable assets (excluding equity method investments) of 21.6% in those same periods. The decline in investable assets (excluding equity method investments) is largely due to the cessation of active reinsurance underwriting and other initiatives resulting from the Strategic Review that commenced in 2018 which is responsible for significant negative operating cash flows as we continue to run-off our existing reinsurance liabilities. Net investment income also decreased due to the decline in average book yields to 1.7% for the three months ended December 31, 2020 compared to 2.9% for the same period in 2019.
Net realized losses on investment were $0.3 million for the three months ended December 31, 2020, compared to net realized gains of $2.2 million for the same respective period in 2019. Net realized investment losses and gains for the three months ended December 31, 2020 and 2019 were primarily due to sales of corporate bonds during the fourth quarters of each respective period for the settlement of claim payments to AmTrust. Interest in income of equity method investments which were newly acquired in the third quarter of 2020 were $5.3 million during the fourth quarter of 2020.
Net loss and LAE decreased by $37.1 million during the three months ended December 31, 2020, compared to the same respective period in 2019, due to the termination of the AmTrust quota share agreements effective January 1, 2019. Net loss and LAE for the fourth quarter of 2020 was impacted by net favorable prior year reserve development of $8.7 million compared to net adverse prior year reserve development of $16.1 million during the same period in 2019.
Commission and other acquisition expenses decreased by $8.7 million or 49.1% for the three months ended December 31, 2020, compared to the same period in 2019 due to significantly lower earned premiums in both of our reportable segments.
Total general and administrative expenses increased by $3.6 million, or 37.8% for the three months ended December 31, 2020, compared to the same period in 2019 due to higher incentive compensation. The Company estimates that it incurred non-cash operating expenses of $4.9 million during the three months ended December 31, 2020 which it believes will not recur in future periods.
Consolidated Results for the Year Ended December 31, 2020
Net income available to Maiden common shareholders for the year ended December 31, 2020 was $80.0 million compared to a net loss of $131.9 million for 2019. The net improvement in our results for the year ended December 31, 2020 compared to 2019 was primarily due to:
•net income from continuing operations of $41.8 million compared to a net loss from continuing operations of $109.4 million for 2019 largely due to the following factors:

◦underwriting income of $17.3 million compared to underwriting loss of $183.8 million in 2019. The reduction in the underwriting loss was due to:
▪the impact of lower loss ratios combined with lower current year premiums earned during the year ended December 31, 2020 compared to 2019; and
▪favorable prior year loss development of $16.5 million in the year ended December 31, 2020 compared to adverse prior year loss development of $112.5 million during 2019 incurred primarily within the AmTrust Reinsurance segment; and
◦interest in income of equity method investments of $5.1 million for the year ended December 31, 2020 which were newly acquired in the third quarter of 2020.
This improvement in our results as detailed above was partially offset by the following:
◦lower net investment income which was $54.8 million for the year ended December 31, 2020 compared to $97.8 million for 2019;
◦lower realized gains on investment which were $24.5 million for the year ended December 31, 2020 compared to realized gains of $27.9 million for 2019; and
◦foreign exchange and other losses of $8.5 million for the year ended December 31, 2020 compared to foreign exchange and other gains of $2.7 million for 2019.
•no results from discontinued operations for the year ended December 31, 2020 compared to a net loss from discontinued operations of $22.5 million for 2019. In conjunction with the completion of the LPT/ADC Agreement with Enstar on July 31, 2019, Maiden and Enstar waived certain post-closing adjustments set forth in the sale of Maiden Reinsurance North America, Inc ("Maiden US") which caused a net additional loss of $16.7 million to be recognized; and
•gain from repurchase of preference shares of $38.2 million for the year ended December 31, 2020 due to the cash tender offer for a portion of preference shares settled by the Company on December 24, 2020.
Net premiums written for the year ended December 31, 2020 were $28.4 million compared to negative written premiums of $(531.9) million for 2019. Premiums written in the Diversified Reinsurance segment decreased by $11.9 million or 24.2% for the year ended December 31, 2020 compared to 2019 due to lower premiums written in German Auto programs in our IIS business. There were no new written premiums in our AmTrust Reinsurance segment due to the termination of the AmTrust quota share agreements effective January 1, 2019. For the year ended December 31, 2019, negative premiums were attributable to the Partial Termination Amendment which resulted in Maiden Reinsurance returning $648.0 million in unearned premium to AII or $436.8 million net of applicable ceding commission and brokerage.
Net premiums earned decreased by $341.7 million or 76.3% for the year ended December 31, 2020 compared to 2019 due to the terminated quota share contracts in the AmTrust Reinsurance segment and non-renewals in our former European Capital Solutions business and a reduction in German Auto programs produced by our IIS unit within the Diversified Reinsurance segment.
Net investment income decreased by $43.1 million or 44.0% for the year ended December 31, 2020 compared to 2019, primarily due to the decline in average investable assets (excluding equity method investments) of 32.4%. The decline in investable assets (excluding equity method investments) is due to the cessation of active reinsurance underwriting which materially reduced our revenues resulting in significant negative operating cash flows as we run-off our existing reinsurance liabilities. Net investment income also decreased from the decline in average book yields to 2.2% for the year ended December 31, 2020 compared to 2.7% for 2019.
Net realized gains on investment were $24.5 million for the year ended December 31, 2020, compared to net realized gains of $27.9 million for 2019. The realized gains for the year ended December 31, 2020 were primarily due to sales of corporate bonds for the settlement of claim payments to AmTrust. The realized gains for the year ended December 31, 2019 were primarily driven by sales of corporate bonds in anticipation of completing and funding the LPT/ADC Agreement with Enstar and the commutation payment to AII pursuant to the Commutation and Release Agreement. Interest in income of equity method investments which were newly acquired in the third quarter of 2020 were $5.1 million during the year ended December 31, 2020.
Net loss and LAE decreased by $411.0 million during the year ended December 31, 2020 compared to 2019 largely due to the termination of the AmTrust quota share agreements effective January 1, 2019. Net loss and LAE for the year ended December 31, 2020 was impacted by net favorable prior year reserve development of $16.5 million compared to net adverse prior year reserve development of $112.5 million during 2019, mostly related to AmTrust reserves in both years.
Commission and other acquisition expenses decreased by $131.0 million or 77.1% for the year ended December 31, 2020, compared to 2019 due to significantly lower earned premiums in both of our reportable segments.

Total general and administrative expenses decreased by $8.1 million, or 17.2% for the year ended December 31, 2020, compared to 2019 due to continued savings in salary, benefits and other corporate expenses associated with the Strategic Review and related headcount reductions since 2018. The Company estimates that it incurred operating expenses of $7.3 million during the year ended December 31, 2020 which it believes will not recur in future periods.
Non-GAAP Operating Results for the three and twelve months ended December 31, 2020
In addition to other adjustments, management has adjusted the GAAP net income (loss) and underwriting results by excluding incurred losses and LAE that are subject to the LPT/ADC Agreement. Such losses are fully recoverable from Enstar's Bermuda reinsurance affiliate, Cavello Bay Reinsurance Limited, and therefore adjusting for them shows the ultimate economic benefit of the LPT/ADC Agreement to Maiden.
Non-GAAP operating earnings were $45.0 million or $0.53 per diluted common share for the fourth quarter of 2020, compared to a non-GAAP operating loss of $3.5 million or $0.04 per diluted common share for the fourth quarter of 2019. Adjusted to include realized investment losses and interest in income of equity method investments which are recurring part of investment results with the Company’s underwriting activities in run-off, non-GAAP operating earnings were $50.6 million or $0.59 per diluted common share for the fourth quarter of 2020, compared to a non-GAAP operating loss of $1.3 million or $0.01 per diluted common share for the fourth quarter of 2019.
Non-GAAP operating earnings were $47.1 million or $0.55 per diluted common share for the year ended December 31, 2020, compared to a non-GAAP operating loss of $26.5 million or $0.32 per diluted common share for 2019. Adjusted to include realized investment gains and interest in income of equity method investments which are recurring part of investment results with the Company’s underwriting activities in run-off, non-GAAP operating earnings were $76.6 million or $0.90 per diluted common share for the year ended December 31, 2020, compared to a non-GAAP operating earnings of $1.3 million or $0.02 per diluted common share for 2019.
The unamortized deferred gain on retroactive reinsurance under the LPT/ADC Agreement with Cavello was $74.9 million as of December 31, 2020, a decrease of $38.0 million compared to $113.0 million at December 31, 2019. The decrease in the unamortized deferred gain on retroactive reinsurance for the year ended December 31, 2020 is attributable to the following factors: 1) $14.3 million in loss and loss adjustment expenses recognized as favorable loss development in the Company’s GAAP income statement that are covered by the LPT/ADC Agreement; and 2) $23.7 million related to a reduction in estimated ultimate losses for certain workers’ compensation losses previously commuted by the Company to AmTrust which are subject to specific terms and conditions pursuant to the LPT/ADC Agreement.
Adjusted for favorable loss development covered by the LPT/ADC Agreement of $5.1 million and $14.3 million during the three and twelve months ended December 31, 2020, respectively, the non-GAAP underwriting income(10) was $12.5 million and $3.0 million, respectively. This compared to non-GAAP underwriting loss of $13.3 million and $70.8 million for the respective periods in 2019 after adjustment for adverse loss development covered by the LPT/ADC Agreement of $8.4 million and $113.0 million, respectively, for the three and twelve months ended December 31, 2019.
For the three and twelve months ended December 31, 2020, our non-GAAP operating earnings are primarily the result of underwriting results not covered by the LPT/ADC Agreement, specifically the run-off of the AmTrust Quota Share with losses occurring after December 31, 2018 (including the additional ceding commission paid under the Partial Termination Amendment) as well as claims incurred under the European Hospital Liability Quota Share.
In addition, as previously noted, the Company estimates that it incurred operating expenses of $4.9 million and $7.3 million, respectively, during the three and twelve months ended December 31, 2020, which it believes will not recur in future periods.
Similar to the reported GAAP results, the improvement in non-GAAP operating results for the three and twelve months ended December 31, 2020 compared to those periods in 2019 primarily reflects the improved underwriting results described above.
Annual Report on Form 10-K for the Year Ended December 31, 2020 and Other Financial Matters
The Company’s Annual Report on Form 10-K for the year ended December 31, 2020 was filed with the U.S. Securities and Exchange Commission on March 15, 2021. Additional information on the matters reported in this news release along with other required disclosures including risk factors which can be found in that filing.
Total assets were $2.9 billion at December 31, 2020, compared to $3.6 billion at December 31, 2019. Shareholders' equity was $527.8 million at December 31, 2020, compared to $507.7 million at December 31, 2019. Adjusted shareholders' equity(2) was $602.8 million at December 31, 2020, compared to $620.7 million at December 31, 2019, reflecting the unamortized deferred gain on retroactive reinsurance of $74.9 million at December 31, 2020 and $113.0 million at December 31, 2019.
The Company discontinued the presentation of certain non-GAAP measures such as combined ratio and its related components in this news release, as it believes that as the run-off of its reinsurance portfolios progresses, such ratios are increasingly not meaningful and of less value to readers as they evaluate our financial results. For now, the Company continues to utilize such non-GAAP measures on an annual basis in its Annual Report on Form 10-K for the year ended December 31, 2020.
Subsequent Event - Preference Shares
On March 3, 2021, the Company's Board of Directors approved the repurchase, including the repurchase by Maiden Reinsurance in accordance with its investment guidelines, of up to $100.0 million of the Company's preference shares from time to time at market prices in open market purchases or as may be privately negotiated.
On March 15, 2021, Maiden Reinsurance accepted for purchase via private negotiation with the security holders, (i) 2,561,636 shares of the Company's 8.25% Non-Cumulative Preference Shares Series A at an average price of $14.88 per share, (ii) 2,003,204 shares of the Company's 7.125% Non-Cumulative Preference Shares Series C at an average price of $14.66 per share, and (iii) 2,017,103 shares of the Company's 6.7% Non-Cumulative Preference Shares Series D at an average price of $14.60 per share for a total amount of $96,934. The acquisition by Maiden Reinsurance of these Preference Shares was made in compliance with the Company's investment guidelines previously approved by the Vermont Department of Financial Regulation. These purchases will result in a gain on purchase of approximately $67,614 in the first quarter of 2021.
Quarterly Dividends
The Company's Board of Directors did not authorize any quarterly dividends related to either its common shares or any series of its preference shares.
About Maiden Holdings, Ltd.
Maiden Holdings, Ltd. is a Bermuda-based holding company formed in 2007. Maiden creates shareholder value by actively managing and allocating our assets and capital, including through ownership and management of businesses and assets mostly in the insurance and related financial services industries where we can leverage our deep knowledge of those markets. Maiden also provides a full range of legacy services to small insurance companies, particularly those in run-off or with blocks of reserves that are no longer core, working with clients to develop and implement finality solutions including acquiring entire companies.
(1)(2)(4)(5)(10) Please see the Non-GAAP Financial Measures table for additional information on these non-GAAP financial measures and reconciliation of these measures to GAAP measures.

Special Note about Forward Looking Statements

Certain statements in this press release, other than purely historical information, including estimates, projections, statements relating to the Company’s business plans, objectives and expected operating results and the assumptions upon which those statements are based are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include general statements both with respect to the Company and the insurance industry and generally are identified with the words "anticipate", "believe", "expect", "predict", "estimate", "intend", "plan", "project", "seek", "potential", "possible", "could", "might", "may", "should", "will", "would", "will be", "will continue", "will likely result" and similar expressions. In light of the risks and uncertainties inherent in all forward-looking statements, the inclusion of such statements in this press release should not be considered as a representation by the Company or any other person that the Company’s objectives or plans or other matters described in any forward-looking statement will be achieved. These statements are based on current plans, estimates, assumptions and expectations. Actual results may differ materially from those projected in such forward-looking statements and therefore, you should not place undue reliance on them. Important factors that could cause actual results to differ materially from those in such forward-looking statements are set forth in Item 1A "Risk Factors" in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020. Circumstances caused by the COVID-19 pandemic are complex, uncertain and rapidly evolving. We therefore may not be able to accurately predict the longer-term effects that the COVID-19 pandemic may have on our financial condition or results of operations. To the extent the COVID-19 pandemic adversely affects our financial condition or results of operations, it may also heighten additional risks described in "Part I, Item 1A, Risk Factors" of our Annual Report on Form 10-K for the year ended December 31, 2020.
The Company cautions that the list of important risk factors in its Annual Report on Form 10-K for the year ended December 31, 2020 is not intended to be and is not exhaustive. The Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law, and all subsequent written and oral forward-looking statements attributable to the Company or individuals acting on the Company’s behalf are expressly qualified in their entirety by this paragraph. If one or more risks or uncertainties materialize, or if the Company’s underlying assumptions prove to be incorrect, the Company’s actual results may vary materially from what was projected. Any forward-looking statements in this press release reflect the Company’s current view with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the Company’s operations, results of operations, growth, strategy and liquidity. Readers are cautioned not to place undue reliance on the forward-looking statements which speak only as of the dates of the documents in which such statements were made.

CONTACT:

Sard Verbinnen & Co.
Maiden-SVC@sardverb.com

MAIDEN HOLDINGS, LTD.
CONSOLIDATED BALANCE SHEETS
(In thousands of U.S. dollars, except share and per share data)

	December 31, 2020	December 31, 2019
	Unaudited	Audited
ASSETS
Investments:
Fixed maturities, available-for-sale, at fair value (amortized cost 2020 - $1,163,923; 2019 - $1,813,426)	$1,213,411	$1,835,518
Equity method investments	39,886	—
Other investments	67,010	31,748
Total investments	1,320,307	1,867,266
Cash and cash equivalents	74,040	48,197
Restricted cash and cash equivalents	61,786	59,081
Accrued investment income	11,240	18,331
Reinsurance balances receivable, net	5,777	12,181
Reinsurance recoverable on unpaid losses	592,571	623,422
Loan to related party	167,975	167,975
Deferred commission and other acquisition expenses, net	51,903	77,356
Funds withheld receivable	654,805	684,441
Other assets	8,051	9,946
Total assets	$2,948,455	$3,568,196
LIABILITIES
Reserve for loss and loss adjustment expenses	$1,893,299	$2,439,907
Unearned premiums	144,271	220,269
Deferred gain on retroactive reinsurance	74,941	112,950
Accrued expenses and other liabilities	53,002	32,444
Senior notes - principal amount	262,500	262,500
Less: unamortized debt issuance costs	7,374	7,592
Senior notes, net	255,126	254,908
Total liabilities	2,420,639	3,060,478
Commitments and Contingencies
EQUITY
Preference shares	394,310	465,000
Common shares	898	882
Additional paid-in capital	756,122	751,327
Accumulated other comprehensive income	23,857	17,836
Accumulated deficit	(615,837)	(695,794)
Treasury shares, at cost	(31,534)	(31,533)
Total Equity	527,816	507,718
Total Liabilities and Equity	$2,948,455	$3,568,196

Book value per common share(1)	$1.57	$0.51

Common shares outstanding	84,801,161	83,148,458

MAIDEN HOLDINGS, LTD.
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(In thousands of U.S. dollars, except share and per share data)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2020	2019	2020	2019
Revenues:
Gross premiums written	$11,156	$(5,415)	$31,389	$(528,593)
Net premiums written	$10,939	$(5,855)	$28,432	$(531,850)
Change in unearned premiums	18,314	41,631	77,649	979,612
Net premiums earned	29,253	35,776	106,081	447,762
Other insurance revenue	357	721	1,276	2,841
Net investment income	9,802	21,470	54,761	97,837
Net realized gains on investment	273	2,175	24,473	27,860
Total other-than-temporary impairment losses	—	—	(2,468)	(165)
Total revenues	39,685	60,142	184,123	576,135
Expenses:
Net loss and loss adjustment expenses	640	37,719	41,799	452,829
Commission and other acquisition expenses	9,018	17,724	38,796	169,760
General and administrative expenses	13,147	9,543	39,118	47,218
Total expenses	22,805	64,986	119,713	669,807
Other expenses
Interest and amortization expenses	4,831	4,830	19,324	19,320
Foreign exchange and other losses (gains)	7,892	11,294	8,526	(2,719)
Total other expenses	12,723	16,124	27,850	16,601
Income (loss) before income taxes	4,157	(20,968)	36,560	(110,273)
Less: income tax (benefit) expense	(118)	66	(104)	(911)
Add: interest in income of equity method investments	5,252	—	5,098	—
Net income (loss) from continuing operations	9,527	(21,034)	41,762	(109,362)
Loss from discontinued operations, net of income tax	—	(493)	—	(22,541)
Net income (loss) attributable to Maiden	9,527	(21,527)	41,762	(131,903)
Gain from repurchase of preference shares	38,195	—	38,195	—
Net income (loss) attributable to Maiden common shareholders	$47,722	$(21,527)	$79,957	$(131,903)
Basic and diluted earnings (loss) from continuing operations per share attributable to Maiden common shareholders(9)	$0.56	$(0.25)	$0.93	$(1.32)
Basic and diluted loss from discontinued operations per share attributable to Maiden common shareholders(9)	—	(0.01)	—	(0.27)
Basic and diluted earnings (loss) per share attributable to Maiden common shareholders(9)	$0.56	$(0.26)	$0.93	$(1.59)
Annualized return on average common equity	183.8%	(154.1)%	90.7%	(199.9)%
Weighted average number of common shares - basic	84,786,168	83,133,466	84,333,514	83,061,259
Adjusted weighted average number of common shares and assumed conversions - diluted(9)	84,786,168	83,133,466	84,333,655	83,061,259

MAIDEN HOLDINGS, LTD.
SUPPLEMENTAL FINANCIAL DATA - SEGMENT INFORMATION (Unaudited)
(in thousands of U.S. dollars)

For the Three Months Ended December 31, 2020	Diversified Reinsurance	AmTrust Reinsurance	Total
Gross premiums written	$9,884	$1,272	$11,156
Net premiums written	$9,667	$1,272	$10,939
Net premiums earned	$12,466	$16,787	$29,253
Other insurance revenue	357	—	357
Net loss and loss adjustment expenses ("loss and LAE")	(5,206)	4,566	(640)
Commission and other acquisition expenses	(4,918)	(4,100)	(9,018)
General and administrative expenses(3)	(1,759)	(611)	(2,370)
Underwriting income(4)	$940	$16,642	17,582
Reconciliation to net income from continuing operations
Net investment income and realized gains on investment			10,075
Interest and amortization expenses			(4,831)
Foreign exchange and other losses			(7,892)
Other general and administrative expenses(3)			(10,777)
Income tax benefit			118
Interest in income from equity method investments			5,252
Net income from continuing operations			$9,527

For the Three Months Ended December 31, 2019	Diversified Reinsurance	AmTrust Reinsurance	Other	Total
Gross premiums written	$11,387	$(16,802)	$—	$(5,415)
Net premiums written	$10,947	$(16,802)	$—	$(5,855)
Net premiums earned	$15,435	$20,341	$—	$35,776
Other insurance revenue	721	—	—	721
Net loss and LAE	(9,210)	(28,509)	—	(37,719)
Commission and other acquisition expenses	(5,485)	(12,239)	—	(17,724)
General and administrative expenses(3)	(1,900)	(832)	—	(2,732)
Underwriting loss(4)	$(439)	$(21,239)	$—	(21,678)
Reconciliation to net loss from continuing operations
Net investment income and realized gains on investment				23,645
Interest and amortization expenses				(4,830)
Foreign exchange and other losses				(11,294)
Other general and administrative expenses(3)				(6,811)
Income tax expense				(66)
Net loss from continuing operations				$(21,034)

MAIDEN HOLDINGS, LTD.
SUPPLEMENTAL FINANCIAL DATA - SEGMENT INFORMATION (Unaudited)
(in thousands of U.S. dollars)

For the Year Ended December 31, 2020	Diversified Reinsurance	AmTrust Reinsurance	Total
Gross premiums written	$40,457	$(9,068)	$31,389
Net premiums written	$37,258	$(8,826)	$28,432
Net premiums earned	$47,847	$58,234	$106,081
Other insurance revenue	1,276	—	1,276
Net loss and loss adjustment expenses ("loss and LAE")	(24,909)	(16,890)	(41,799)
Commission and other acquisition expenses	(18,475)	(20,321)	(38,796)
General and administrative expenses(3)	(6,936)	(2,552)	(9,488)
Underwriting (loss) income(4)	$(1,197)	$18,471	17,274
Reconciliation to net income from continuing operations
Net investment income and realized gains on investment			79,234
Total other-than-temporary impairment losses			(2,468)
Interest and amortization expenses			(19,324)
Foreign exchange and other losses			(8,526)
Other general and administrative expenses(3)			(29,630)
Income tax benefit			104
Interest in income from equity method investments			5,098
Net income from continuing operations			$41,762

For the Year Ended December 31, 2019	Diversified Reinsurance	AmTrust Reinsurance	Other	Total
Gross premiums written	$52,408	$(581,001)	$—	$(528,593)
Net premiums written	$49,151	$(581,001)	$—	$(531,850)
Net premiums earned	$83,691	$364,071	$—	$447,762
Other insurance revenue	2,841	—	—	2,841
Net loss and LAE	(49,905)	(402,612)	(312)	(452,829)
Commission and other acquisition expenses	(29,898)	(139,862)	—	(169,760)
General and administrative expenses(3)	(8,872)	(2,895)	—	(11,767)
Underwriting loss(4)	$(2,143)	$(181,298)	$(312)	(183,753)
Reconciliation to net loss from continuing operations
Net investment income and realized gains on investment				125,697
Total other-than-temporary impairment losses				(165)
Interest and amortization expenses				(19,320)
Foreign exchange and other gains				2,719
Other general and administrative expenses(3)				(35,451)
Income tax benefit				911
Net loss from continuing operations				$(109,362)

MAIDEN HOLDINGS, LTD.
NON-GAAP FINANCIAL MEASURES (Unaudited)
(In thousands of U.S. dollars, except share and per share data)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2020	2019	2020	2019
Non-GAAP operating earnings (loss) (5)	$45,035	$(3,507)	$47,076	$(26,514)
Non-GAAP basic and diluted operating earnings (loss) per common share attributable to Maiden common shareholders	$0.53	$(0.04)	$0.55	$(0.32)
Annualized non-GAAP operating return on average adjusted common equity(6)	99.1%	(8.5)%	25.9%	(21.6)%
Reconciliation of Net income (loss) available to Maiden common shareholders to Non-GAAP operating earnings (loss)
Net income (loss) available to Maiden common shareholders	$47,722	$(21,527)	$79,957	$(131,903)
Add (subtract):
Net realized gains on investment	(273)	(2,175)	(24,473)	(27,860)
Total other-than-temporary impairment losses	—	—	2,468	165
Foreign exchange and other losses (gains)	7,892	11,294	8,526	(2,719)
Interest in income of equity method investments	(5,252)	—	(5,098)	—
Loss from NGHC Quota Share run-off	—	—	—	312
(Favorable) adverse prior year loss development subject to LPT/ADC Agreement	(5,054)	8,408	(14,304)	112,950
Loss from discontinued operations, net of income tax	—	493	—	22,541
Non-GAAP operating earnings (loss) (5)	$45,035	$(3,507)	$47,076	$(26,514)
Weighted average number of common shares - basic	84,786,168	83,133,466	84,333,514	83,061,259
Adjusted weighted average number of common shares and assumed conversions - diluted(9)	84,786,168	83,133,466	84,333,655	83,061,259
Reconciliation of diluted earnings (loss) per share attributable to Maiden common shareholders to Non-GAAP diluted operating (loss) earnings per share attributable to Maiden common shareholders:
Diluted earnings (loss) per share attributable to Maiden common shareholders	$0.56	$(0.26)	$0.93	$(1.59)
Add (subtract):
Net realized gains on investment	—	(0.03)	(0.29)	(0.34)
Total other-than-temporary impairment losses	—	—	0.03	—
Foreign exchange and other losses (gains)	0.09	0.14	0.11	(0.03)
Interest in income of equity method investments	(0.06)	—	(0.06)	—
Loss from NGHC Quota Share run-off	—	—	—	0.01
(Favorable) adverse prior year loss development subject to LPT/ADC Agreement	(0.06)	0.10	(0.17)	1.36
Loss from discontinued operations, net of income tax	—	0.01	—	0.27
Non-GAAP diluted operating earnings (loss) per share attributable to Maiden common shareholders	$0.53	$(0.04)	$0.55	$(0.32)
Non-GAAP Underwriting Results and Non-GAAP Net Loss and LAE
Gross premiums written	$11,156	$(5,415)	$31,389	$(528,593)
Net premiums written	$10,939	$(5,855)	$28,432	$(531,850)
Net premiums earned	$29,253	$35,776	$106,081	$447,762
Other insurance revenue	357	721	1,276	2,841
Non-GAAP net loss and LAE(10)	(5,694)	(29,311)	(56,103)	(339,879)
Commission and other acquisition expenses	(9,018)	(17,724)	(38,796)	(169,760)
General and administrative expenses	(2,370)	(2,732)	(9,488)	(11,767)
Non-GAAP underwriting income (loss)(10)	$12,528	$(13,270)	$2,970	$(70,803)

Net loss and LAE	$640	$37,719	$41,799	$452,829
Less: (favorable) adverse PPD in LPT/ADC Agreement	(5,054)	8,408	(14,304)	112,950
Non-GAAP net loss and LAE(10)	$5,694	$29,311	$56,103	$339,879

MAIDEN HOLDINGS, LTD.
NON-GAAP FINANCIAL MEASURES (Unaudited)
(In thousands of U.S. dollars, except share and per share data)

	December 31, 2020	December 31, 2019
Investable assets:
Total investments	$1,320,307	$1,867,266
Cash and cash equivalents	74,040	48,197
Restricted cash and cash equivalents	61,786	59,081
Loan to related party	167,975	167,975
Funds withheld receivable	654,805	684,441
Total investable assets(7)	$2,278,913	$2,826,960

Capital:
Preference shares	$394,310	$465,000
Common shareholders' equity	133,506	42,718
Total shareholders' equity	527,816	507,718
2016 Senior Notes	110,000	110,000
2013 Senior Notes	152,500	152,500
Total capital resources(8)	$790,316	$770,218

Reconciliation of total shareholders' equity to adjusted shareholders' equity:
Total Shareholders’ Equity	$527,816	$507,718
Unamortized deferred gain on retroactive reinsurance	74,941	112,950
Adjusted shareholders' equity(2)	$602,757	$620,668

Reconciliation of book value per common share to adjusted book value per common share:
Book value per common share	$1.57	$0.51
Unamortized deferred gain on retroactive reinsurance	0.89	1.36
Adjusted book value per common share(2)	$2.46	$1.87

(1) Book value per common share is calculated using common shareholders’ equity (shareholders' equity excluding the aggregate liquidation value of our preference shares) divided by the number of common shares outstanding. Management uses growth in this metric as a prime measure of the value we are generating for our common shareholders, because management believes that growth in this metric ultimately results in growth in the Company’s common share price. This metric is impacted by the Company’s net income and external factors, such as interest rates, which can drive changes in unrealized gains or losses on our investment portfolio, as well as share repurchases.

(2) Adjusted Total Shareholders' Equity and Adjusted Book Value per Common Share: Management has adjusted GAAP shareholders' equity by adding the unamortized deferred gain on retroactive reinsurance arising from the LPT/ADC Agreement relating to losses incurred subject to that agreement to shareholders' equity. As a result, by virtue of this adjustment, management has also computed the Adjusted Book Value per Common Share. The deferred gain on retroactive reinsurance represents amounts estimated to be fully recoverable from Cavello and management believes adjusting for this shows the ultimate economic benefit of the LPT/ADC Agreement. We believe reflecting the economic benefit of this retroactive reinsurance agreement is helpful for understanding future trends in our operations, which will improve shareholders' equity over the settlement period.

(3) Underwriting related general and administrative expenses is a non-GAAP measure and includes expenses which are segregated for analytical purposes as a component of underwriting loss.

(4) Underwriting income or loss is a non-GAAP measure and is calculated as net premiums earned plus other insurance revenue less net loss and LAE, commission and other acquisition expenses and general and administrative expenses directly related to underwriting activities. For purposes of these non-GAAP operating measures, the fee-generating business which is included in our Diversified Reinsurance segment, is considered part of the underwriting operations of the Company. Management believes that this measure is important in evaluating the underwriting performance of the Company and its segments. This measure is also a useful tool to measure the profitability of the Company separately from the investment results and is also a widely used performance indicator in the insurance industry.

(5) Non-GAAP operating earnings (loss) and non-GAAP basic and diluted operating earnings (loss) per common share are non-GAAP financial measure defined by the Company as net income (loss) excluding realized investment gains and losses, total other-than-temporary impairment losses, foreign exchange and other gains and losses, interest in income of equity method investment, loss from discontinued operations, net of income tax, income (loss) from NGHC Quota Share run-off, and the (favorable) adverse prior year loss development subject to LPT/ADC Agreement and should not be considered as an alternative to net income (loss). The Company's management believes that the use of non-GAAP operating earnings (loss) and non-GAAP diluted operating earnings (loss) per common share enables investors and other users of the Company’s financial information to analyze its performance in a manner similar to how management analyzes performance. Management also believes that these measures generally follow industry practice therefore allowing the users of financial information to compare the Company’s performance with its industry peer group, and that the equity analysts and certain rating agencies which follow the Company, and the insurance industry as a whole, generally exclude these items from their analyses for the same reasons. Non-GAAP operating earnings (loss) should not be viewed as a substitute for U.S. GAAP net income (loss).

(6) Non-GAAP operating return on average adjusted common equity is a non-GAAP financial measure. Management uses non-GAAP operating return on average adjusted common shareholders' equity as a measure of profitability that focuses on the return to common shareholders. It is calculated using non-GAAP operating earnings (loss) divided by average common shareholders' equity adjusted for the deferred gain on retroactive reinsurance.

(7) Investable assets is the total of the Company's investments, cash and cash equivalents, loan to a related party and funds withheld receivable.

(8) Total capital resources is the sum of the Company's principal amount of debt and shareholders' equity.

(9) During a period of loss, the basic weighted average common shares outstanding is used in the denominator of the diluted loss per common share computation as the effect of including potential dilutive shares would be anti-dilutive.

(10) Non-GAAP net loss and LAE and Non-GAAP underwriting income (loss): Management has further adjusted the net loss and LAE and underwriting income (loss) (as defined above) by recognizing into income the (favorable) adverse prior year loss development subject to LPT/ADC Agreement relating to losses subject to that agreement. The deferred gain represents amounts estimated to be fully recoverable from Cavello and management believes adjusting for this shows the ultimate economic benefit of the LPT/ADC Agreement on Maiden's underwriting income (loss). Management believes reflecting the economic benefit of this retroactive reinsurance agreement is helpful for understanding future trends in our operations.

Exhibit 99.2

PRESS RELEASE

Maiden Holdings, Ltd. Releases
Fourth Quarter 2020 Earnings

PEMBROKE, Bermuda, March 15, 2021 (GLOBE NEWSWIRE) -- Maiden Holdings, Ltd. (NASDAQ:MHLD) has released its fourth quarter 2020 financial results via its investor relations website at https://www.maiden.bm/investor_relations.

About Maiden Holdings, Ltd.

Maiden Holdings, Ltd. is a Bermuda-based holding company formed in 2007. Maiden creates shareholder value by actively managing and allocating our assets and capital, including through ownership and management of businesses and assets mostly in the insurance and related financial services industries where we can leverage our deep knowledge of those markets. Maiden also provides a full range of legacy services to small insurance companies, particularly those in run-off or with blocks of reserves that are no longer core, working with clients to develop and implement finality solutions including acquiring entire companies.